UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

ENERGIZER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Registrant’s telephone number, including area code:   (416) 364-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Energizer Resources Inc., a Minnesota corporation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 28, 2015, Mr. Richard E. Schler resigned as Chief Executive Officer and Principal Executive Officer and as a member of the Board of Directors. Mr. Schler’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices and Mr. Schler will remain as a consultant to the Company.

Effective July 28, 2015, Mr. Craig Scherba, P.Geol., our President and Chief Operating Officer since September 2012 and a member of the Board of Directors since January 2010, was appointed as the Company’s Chief Executive Officer. His executive compensation is disclosed in the Company’s Form 10-K for the year ended June 30, 2014. His biography is as follows:

Craig Scherba, P.Geol.: Mr. Scherba served as Vice President, Exploration of the Company from January 2010 to September 2012. Mr. Scherba has been a professional geologist (P. Geol.) since 2000, and his expertise includes supervising large Canadian and international exploration. Mr. Scherba also serves as Vice President, Exploration of MacDonald Mines Exploration Ltd, Red Pine Exploration Inc. and Honey Badger Exploration Inc. which are resource exploration companies trading on the TSX - Venture Exchange. In addition, Mr. Scherba was a professional geologist with Taiga Consultants Ltd. (“Taiga”), a mining exploration consulting company from March 2003 to December 2009. He was a managing partner of Taiga between January 2006 and December 2009. Mr. Scherba was an integral member of the exploration team that developed Nevsun Resources’ high grade gold, copper and zinc Bisha project in Eritrea. While at Taiga, Mr. Scherba served as the Company’s Country and Exploration Manager in Madagascar during its initial exploration stage.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated July 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER RESOURCES INC.

Date: July 29, 2015	By:	/s/ Peter D. Liabotis
Peter D. Liabotis
Chief Financial Officer

Exhibit 99.1

Energizer Resources Announces Appointment of New Chief Executive Officer

NEWS RELEASE – July 28, 2015

Energizer Resources Inc. (TSX:EGZ) (OTCQX:ENZR) (WKN: A1CXW3)  (“Energizer” or the “Company”) wishes to advise that Richard Schler has decided to step down as Chief Executive Officer (“CEO”) of the Company, effective September 1, 2015. Mr. Schler will also resign from the board of directors on the effective date however will continue to provide ongoing consulting services to the Company. The timing of Mr. Schler’s decision coincides with the Company’s succession plan as it prepares to move forward onto its next stage of development.

Mr. Craig Scherba, P.Geo., who has acted as President and Chief Operating Officer (“COO”) of the Company since September 2012, will replace Mr. Schler as the Company’s CEO and will also continue to act as President. Prior to his appointment as President and COO, Mr. Scherba served as Vice President of Exploration for the Company from January 2010, and was responsible for the discovery of the Company’s Molo Graphite Deposit (the “Molo”). Mr. Scherba lived with his family in Madagascar, and has been responsible for overseeing the development of the Molo.

The Board would like to take this opportunity to sincerely thank Mr. Schler for his hard work and dedication throughout the years with the business, and the valuable insight and experience he has provided to the Company through the exploration phase of the Company’s history. The Board is excited that Mr. Scherba has accepted the position of President and CEO and the experience that he will bring as the Company moves into its next stage of development.

Issued on behalf of the Board of Directors.

For more information, please contact:

Brent Nykoliation, Senior Vice President, Corporate Development, +1.416.364.4911

Email:   bnykoliation@energizerresources.com

or Craig Scherba, President and CEO, cscherba@energizerresources.com

Safe Harbour: This press release contains statements that may constitute “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation. Readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by the Company and described in the forward-looking statements contained in this press release. No assurance can be given that the forward-looking statements will transpire or occur or, if any of them do so, what benefits the Company will derive there from. The forward-looking statements contained in this news release are made as at the date of this news release and the Company does not undertake any obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.